11

                       ADVISORY AGREEMENT


           ALLIANCEBERNSTEIN UTILITY INCOME FUND, INC.
                   1345 Avenue Of The Americas
                    New York, New York 10105

                                   September 28, 1993,
                                   as amended September 7, 2004


Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

          We, the undersigned AllianceBernstein Utility

Income Fund, Inc. herewith confirm our agreement with you as follows:

          1.   We are an open-end, diversified management

investment company registered under the Investment Company

Act of 1940, as amended (the Act).  We are currently

authorized to issue separate classes of shares and our

Directors are authorized to reclassify and issue any

unissued shares to any number of additional classes or

series (portfolios) each having its own investment

objective, policies and restrictions, all as more fully

described in the prospectus and the statement of additional

information constituting parts of the Registration Statement filed on our behalf under the Securities Act of 1933, as

amended, and the Act.  We propose to engage in the business

of investing and reinvesting the assets of each of our

portfolios in securities (the portfolio assets) of the type

and in accordance with the limitations specified in our

Articles of Incorporation, By-Laws, Registration Statement

filed with the Securities and Exchange Commission under the

Securities Act of 1933 and the Act, and any representations

made in our prospectus and statement of additional

information, all in such manner and to such extent as may

from time to time be authorized by our Board of Directors.

We enclose copies of the documents listed above and will

from time to time furnish you with any amendments thereof.

          2.   (a)  We hereby employ you to manage the

investment and reinvestment of the portfolio assets as above specified and, without limiting the generality of the

foregoing, to provide management and other services

specified below.

               (b)  You will make decisions with respect to

all purchases and sales of the portfolio assets.  To carry

out such decisions, you are hereby authorized, as our agent

and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and

reinvestment of the portfolio assets.  In all purchases,

sales and other transactions in the portfolio assets you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might

or could do with respect to such purchases, sales or other

transactions, as well as with respect to all other things

necessary or incidental to the furtherance or conduct of

such purchases, sales or other transactions.

               (c)  You will report to our Board of

Directors at each meeting thereof all changes in the

portfolio assets since the prior report, and will also keep

us in touch with important developments affecting the

portfolio assets and on your own initiative will furnish us

from time to time with such information as you may believe

appropriate for this purpose, whether concerning the

individual issuers whose securities are included in the

portfolio assets, the industries in which they engage, or

the conditions prevailing in the economy generally.  You

will also furnish us with such statistical and analytical

information with respect to the portfolio assets as you may

believe appropriate or as we reasonably may request.  In

making such purchases and sales of the portfolio assets, you will bear in mind the policies set from time to time by our

Board of Directors as well as the limitations imposed by our

Articles of Incorporation and in our Registration Statement

under the Act and the Securities Act of 1933, the

limitations in the Act and of the Internal Revenue Code of

1986, as amended, in respect of regulated investment

companies and the investment objective, policies and

restrictions applicable to each of our portfolios.

               (d)  It is understood that you will from time

to time employ or associate with yourselves such persons as

you believe to be particularly fitted to assist you in the

execution of your duties hereunder, the cost of performance

of such duties to be borne and paid by you.  No obligation

may be incurred on our behalf in any such respect.  During

the continuance of this agreement and at our request you

will provide to us persons satisfactory to our Board of

Directors to serve as our officers.  You or your affiliates

will also provide persons, who may be our officers, to

render such clerical, accounting and other services to us as we may from time to time request of you.  Such personnel may be employees of you or your affiliates.  We will pay to you

or your affiliates the cost of such personnel for rendering

such services to us, provided that all time devoted to the

investment or reinvestment of the portfolio assets shall be

for your account.  Nothing contained herein shall be

construed to restrict our right to hire our own employees or to contract for services to be performed by third parties.

Furthermore, you or your affiliates shall furnish us without charge with such management supervision and assistance and

such office facilities as you may believe appropriate or as

we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.  You or

your affiliates shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares

(other than the portion of the promotional expenses to be

borne by us in accordance with an effective plan pursuant to

Rule 12b-1 under the Act and the costs of printing our

prospectuses and other reports to shareholders and fees

related to registration with the Securities and Exchange

Commission and with state regulatory authorities).

          3.   It is further agreed that you shall be

responsible for the portion of the net expenses of each of

our portfolios (except interest, taxes, brokerage, fees paid in accordance with an effective plan pursuant to Rule 12b-1

under the Act, expenditures which are capitalized in

accordance with generally accepted accounting principles and extraordinary expenses, all to the extent permitted by

applicable state law and regulation) incurred by us during

each of our fiscal years or portion thereof that this

agreement is in effect between us which, as to a portfolio,

in any such year exceeds the limits applicable to such

portfolio under the laws or regulations of any state in

which our shares are qualified for sale (reduced pro rata

for any portion of less than a year).  We hereby confirm

that, subject to the foregoing, we shall be responsible and

hereby assume the obligation for payment of all our other

expenses, including: (a) payment of the fee payable to you

under paragraph 5 hereof; (b) custody, transfer and dividend disbursing expenses; (c) fees of directors who are not your

affiliated persons; (d) legal and auditing expenses; (e)

clerical, accounting and other office costs; (f) the cost of personnel providing services to us, as provided in

subparagraph (d) of paragraph 2 above; (g) costs of printing our prospectuses and shareholder reports; (h) cost of

maintenance of our corporate existence; (i) interest

charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to

registration and filing with the Securities and Exchange

Commission and with state regulatory authorities; and (l)

such promotional expenses as may be contemplated by an

effective plan pursuant to Rule 12b-1 under the Act

provided, however, that our payment of such promotional

expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan.

          4.   We shall expect of you, and you will give us

the benefit of, your best judgment and efforts in rendering

these services to us, and we agree as an inducement to your

undertaking these services that you shall not be liable

hereunder for any mistake of judgment or in any event

whatsoever, except for lack of good faith, provided that

nothing herein shall be deemed to protect, or purport to

protect, you against any liability to us or to our security

holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the

performance of your duties hereunder, or by reason of your

reckless disregard of your obligations and duties hereunder.

          5.   In consideration of the foregoing we will pay

you a monthly fee at an annualized rate of .55 of 1.00% of

the first $2.5 billion, .45 of 1.00% of the excess over $2.5 billion up to $5 billion and .40 of 1.00% of the excess over

$5 billion of our average daily net assets.  Such fee shall

be payable in arrears on the last day of each calendar month for services performed hereunder during such month.  If our

initial Registration Statement is declared effective by the

Securities and Exchange Commission after the beginning of a

month or this agreement terminates prior to the end of a

month, such fee shall be prorated according to the

proportion which such portion of the month bears to the full month.

          6.   This agreement shall become effective on the

date on which our pending Registration Statement on Form

N-1A relating to our shares becomes effective and shall

remain in effect until July 31, 1995 and may be continued

for successive twelve-month periods (computed from each

August 1 thereafter) with respect to each portfolio provided that such continuance is specifically approved at least

annually by the Board of Directors or by the vote of a

majority of the outstanding voting securities of such

portfolio (as defined in the Act), and, in either case, by a majority of the Board of Directors who are not parties to

this agreement or interested persons, as defined in the Act,

of any party to this agreement (other than as Directors of

our corporation), provided further, however, that if the

continuation of this agreement is not approved as to a

portfolio, you may continue to render to such portfolio the

services described herein in the manner and to the extent

permitted by the Act and the rules and regulations

thereunder.  Upon the effectiveness of this agreement, it

shall supersede all previous agreements between us covering

the subject matter hereof.  This agreement may be terminated with respect to any portfolio at any time, without the

payment of any penalty, by vote of a majority of the

outstanding voting securities (as so defined) of such

portfolio, or by a vote of the Board of Directors on 60 days written notice to you, or by you with respect to any

portfolio on 60 days written notice to us.

          7.   This agreement may not be transferred,

assigned, sold or in any manner hypothecated or pledged by

you and this agreement shall terminate automatically in the

event of any such transfer, assignment, sale, hypothecation

or pledge by you.  The terms transfer, assignment and sale

as used in this paragraph shall have the meanings ascribed

thereto by governing law and any interpretation thereof

contained in rules or regulations promulgated by the

Securities and Exchange Commission thereunder.

          8.   (a) Except to the extent necessary to perform

your obligations hereunder, nothing herein shall be deemed

to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of Alliance

Capital Management Corporation, your general partner, who

may also be a Director, officer or employee of ours, or

persons otherwise affiliated with us (within the meaning of

the Act) to engage in any other business or to devote time

and attention to the management or other aspects of any

other business, whether of a similar or dissimilar nature,

or to render services of any kind to any other trust,

corporation, firm, individual or association.

               (b) You will notify us of any change in the

general partners of your partnership within a reasonable

time after such change.

          9.   If you cease to act as our investment

adviser, or, in any event, if you so request in writing, we

agree to take all necessary action to change our name to a

name not including the terms Alliance, Bernstein or

AllianceBernstein.  You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the terms

Alliance, Bernstein or AllianceBernstein or any variation

thereof, as you may consider appropriate.  Any such marks or symbols so made available will remain your property and you

shall have the right, upon notice in writing, to require us

to cease the use of such mark or symbol at any time.

          10.  This Agreement shall be construed in

accordance with the laws of the State of New York, provided,

however, that nothing herein shall be construed as being

inconsistent with the Act.

          If the foregoing is in accordance with your

understanding, will you kindly so indicate by signing and

returning to us the enclosed copy hereof.

                              Very truly yours,



                              ALLIANCEBERNSTEIN UTILITY INCOME
                              FUND, INC.


                              By:
                                 ________________________
                                 Mark R. Manley
                                 Secretary

Agreed to and accepted as of
September 28, 1993, as amended September 7, 2004

ALLIANCE CAPITAL MANAGEMENT L.P.

By: ALLIANCE CAPITAL MANAGEMENT
     CORPORATION, its general
     partner


By:
  ________________________
  Marc O. Mayer
  Executive Vice President








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